Exhibit 3.1.9

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CAPSTAR COMMUNICATIONS, INC.

CAPSTAR COMMUNICATIONS, INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. This Amended and Restated Certificate of Incorporation amends and restates the Corporation’s original Certificate of Incorporation filed with the Secretary of State on February 26, 1992 in the name of Capstar Media, Inc., and thereafter amended.

2. This Amended and Restated Certificate of Incorporation was duly adopted by the stockholders in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

3. The text of the Certificate of Incorporation is hereby restated and amended to read as herein set forth in full:

ARTICLE 1

NAME

The name of the Corporation is Capstar Communications, Inc. (the “Corporation”).

ARTICLE 2

REGISTERED OFFICE

The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, Wilmington, Delaware, County of New Castle 19805, and the name of the registered agent at such address is The Prentice-Hall Corporation System, Inc.

ARTICLE 3

PURPOSES

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, and by such statement all lawful acts and activities shall be within the purposes of the Corporation, except for express limitations, if any. The Corporation shall possess and exercise all the powers and privileges granted by the General Corporation Law of the State of Delaware, by any other law or by this Amended and Restated Certificate of Incorporation, together with any powers incidental thereto as far as such powers and privileges are necessary or convenient to the conduct, promotion, or attainment of the purposes of the Corporation.

ARTICLE 4

CAPITAL STRUCTURE

The total number of shares of stock which the Corporation shall have authority to issue is 10,210,000 shares, consisting of the following:

(a) 200,000 shares of Class A Common Stock, par value $.01 per share ( the “Class A Shares”); and

(b) 10,010,000 shares of Preferred Stock, par value $.01 per share (the “Preferred Shares”)

The designations, preferences, powers, qualifications, and special or relative rights, or privileges of the capital stock of the Corporation shall be as set forth in Article 5 and Article 6 below. In addition to the designations, preferences, powers, qualifications and special or relative rights, or privileges in Article 5 and Article 6 below, the Corporation has authorized and outstanding its 12[ILLEGIBLE]% Series E Cumulative Exchangeable Preferred Stock due October 31, 2006 whose Certificate of Designations, Preferences and Relative, Participating Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof is attached hereto as Exhibit A.

ARTICLE 5

COMMON SHARES

Except as herein otherwise expressly provided in this Amended and Restated Certificate of Incorporation, all Class A Shares shall be identical and shall entitle the holders thereof to the same rights and privileges.

ARTICLE 6

PREFERRED SHARES

The Preferred Shares may be issued from time to time in one or more series as may be determined by the Board of Directors. Subject to the provisions of this Amended and Restated Certificate of Incorporation and this Article 6, the Board of Directors is authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Shares and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any such additional series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such additional series subsequent to the issue of shares of that series. Authorized and unissued Preferred Shares may be issued with such designations, voting powers, preferences, and relative, participating, optional or other special rights, and qualifications, limitations and restrictions on such rights, as the Board of Directors may authorize by resolutions duly adopted prior to the issuance of any shares of a series of Preferred Shares. The number of authorized Preferred Shares may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the combined voting power of the outstanding Class A Common Shares, without a vote of the holders of the Preferred Shares, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing the series of Preferred Shares. Any and all Preferred Shares issued and for which full consideration has been paid or delivered shall be deemed fully paid stock, and the holder thereof shall not be liable for any further payment thereon.

ARTICLE 7

LIMITATION OF LIABILITY OF DIRECTORS

No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director; provided, that nothing contained in this Article 7 shall eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith on which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.

If the general Corporation Law of the State of Delaware is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

This Article 7 may not be amended or modified to increase the liability of a director, or repealed, except upon the affirmative vote of the holders of at least 75% of the combined voting power of the outstanding Class A Common Shares. No such amendment, modification, or repeal shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, modification, or repeal.

ARTICLE 8

PARTICIPATION OF NON-CITIZENS

The following provisions are included for the purpose of ensuring that control and management of the Corporation remains with citizens of the United States and/or corporations formed under the laws of the United States or any of the states of the United States, as required by the Communications Act of 1934, as the same may be amended from time to time.

(a) The Corporation shall not issue to (i) a person who is a citizen of a country other than the United States; (ii) any entity organized under the laws of a government other than the government of the United States or any state, territory, or possession of the United States; (iii) a government other than the government of the United States or of any state, territory, or possession of the United States; or (iv) a representative of, or an individual or entity controlled by, any of the foregoing (individually, an “Alien”; collectively, “Aliens”) any shares of capital stock of the Corporation if such issuance would result in the total number of shares of such capital stock held or voted by Aliens exceeding 25% of (A) the total number of all shares of such capital stock outstanding at any time and from time to time or (B) the total voting power of all shares of such capital stock outstanding and entitled to vote at any time and from time to time and shall not permit the transfer on the books of the Corporation of any capital stock to any Alien that would result in the total number of shares of such capital stock held or voted by Aliens exceeding such 25% limits.

(b) No Alien or Aliens, individually or collectively, shall be entitled to vote or direct or control the vote of more than 25% of (i) the total number of all shares of capital stock of the Corporation outstanding at any time and from time to time, or (ii) the total voting power of all shares of capital stock of the Corporation outstanding and entitled to vote at any time and from time to time.

(c) No Alien shall be qualified to act as an officer of the Corporation and no more than one-fourth of the total number of directors of the Corporation at any time may be Aliens.

(d) The Board of Directors shall have all powers necessary to implement the provisions of this Article 8 and to ensure compliance with the alien ownership restrictions (the “Alien Ownership Restrictions”) of the Communications Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time (collectively, the “Communications Act”), including, without limitation, the power to prohibit the transfer of any shares of capital stock of the Corporation to any Alien and to take or cause to be taken such action as it deems appropriate to implement such prohibition.

(e) Without limiting the generality of the foregoing and notwithstanding any other provision of this Amended and Restated Certificate of Incorporation to the contrary, any shares of capital stock of the Corporation determined by the Board of Directors to be owned beneficially by an Alien or Aliens shall always be subject to redemption by the Corporation by action of the Board of Directors, pursuant to Section 151 of the General Corporation Law of the State of Delaware, or any other applicable provision of law, to the extent necessary in the judgment of the Board of Directors to comply with the Alien Ownership Restrictions. The terms and conditions of such redemption shall be as follows:

(i) the redemption price of the shares to be redeemed pursuant to this Article 8 shall be equal to the lower of (A) the fair market value of the shares to be redeemed, as determined by the Board of Directors in good faith, and (B) such Alien’s purchase price for such shares;

(ii) the redemption price of such shares may be paid in cash, securities or any combination thereof;

(iii) if less than all the shares held by Aliens are to be redeemed, the shares to be redeemed shall be selected in any manner determined by the Board of Directors to be fair and equitable.

(iv) at least 10 days’ written notice of the redemption date shall be given to the record holders of the shares selected to be redeemed (unless waived in writing by any such folder), provided that the redemption date may be the date on which written notice shall be given to record holders if the cash or securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed;

(v) front and after the redemption date, the shares to be redeemed shall cease to be regarded as outstanding and any and all rights of the holders in respect of the shares to be redeemed or attaching to such shares of whatever nature (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares) shall cease and terminate, and the holders thereof thenceforth shall be entitled only to receive the cash or securities payable upon redemption; and

(vi) such other terms and conditions as the Board of Directors shall determine.

For purposes of this Article 8, the determination of beneficial ownership of shares of capital stock of the Corporation shall be made pursuant to Rule 13d-3, 17 C.F.R. § 240. l3d-3, as amended from time to time promulgated under the Securities Exchange Act of 1934, as amended.

ARTICLE 9

MANAGEMENT OF THE CORPORATION

The following provisions relate to the management of the business and the conduct of the affairs of the Corporation and are inserted for the purpose of creating, defining, limiting, and regulating the powers of the Corporation and its directors and stockholders:

(a) The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors

(b) The number of directors which shall constitute the whole Board of Directors shall be fixed in accordance with the Bylaws

(c) The Board of Directors shall have the power to make, alter, amend, or repeal the Bylaws of the Corporation, except to the extent that the Bylaws otherwise provide.

(d) All corporate powers and authority of the Corporation (except as at the tine otherwise provided by statute, by this Amended and Restated Certificate of Incorporation, or by the Bylaws) shall be vested in and exercised by the Board of Directors.

(e) The stockholders and directors shall have the power, if the Bylaws so provide, to hold their respective meetings within or without the State of Delaware and may (except as otherwise required by statute) keep the Corporation’s books outside the State of Delaware, at such places as from time to time may be designated by the Bylaws or the Board of Directors.

ARTICLE 10

AMENDMENTS

The Corporation reserves the right to amend or repeal any provisions contained in this Amended and Restated Certificate of Incorporation at any time in the manner now or hereafter prescribed in this Amended and Restated Certificate of Incorporation and by the laws of the State of Delaware, and all rights herein conferred upon stockholders are granted subject to such reservation.

ARTICLE 11

REGULATORY COMPLIANCE

The Corporation shall not have the power or be authorized to do, nor shall it have the power or be authorized to cause any act to be done, that would cause it to be in violation of the Communications Act.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed on this 31st day of March, 1999.

CAPSTAR COMMUNICATIONS, INC.

By:	/s/ KATHY ARCHER
Name:	KATHY ARCHER
Title:	Vice President

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

* * * * *

Capstar Communications, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

The present registered agent of the corporation is The Prentice-Hall Corporation System, Inc. and the present registered office of the corporation is in the county of New Castle.

The Board of Directors of Capstar Communications, Inc. adopted the following resolution on the 30th day of July, 1999:

Resolved, that the registered office of Capstar Communications, Inc. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

IN WITNESS WHEREOF, Capstar Communications, Inc. has caused this statement to be signed by Kevin Mischnick, its Vice President, this 30th day of July, 1999.

/s/ Kevin Mischnick
Kevin Mischnick
Vice President

CERTIFICATE OF MERGER MERGING

CHANCELLOR MEDIA CORPORATION OF LOS ANGELES,

a Delaware corporation,

CAPSTAR RADIO BROADCASTING PARTNERS, INC.,

a Delaware corporation,

and

SBI HOLDING CORPORATION,

a Delaware corporation,

into

CAPSTAR COMMUNICATIONS, INC.,

a Delaware corporation

Pursuant to the provisions of Section 251 of the Delaware General Corporation Law (the “DGCL”), Capstar Communications, Inc., a corporation organized and existing under the laws of Delaware (“CCI”), does hereby certify:

1. That CCI is the surviving corporation of a merger among CCI and Chancellor Media Corporation of Los Angeles, a Delaware corporation, Capstar Radio Broadcasting Partners, Inc., a Delaware corporation, and SBI Holding Corporation, a Delaware corporation (the “Merged Corporations” and, together with CCI, the “Constituent Corporations”).

2. That an Agreement and Plan of Merger (the “Agreement”) has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with Section 251 of the DGCL.

3. That the name of the surviving corporation is Capstar Communications, Inc. (the “Surviving Corporation”).

4. That the certificate of incorporation of CCI shall be the certificate of incorporation of the Surviving Corporation, except that Article I of such certificate of incorporation shall be amended and restated in its entirety so that said article shall be and read as follows:

“ARTICLE I

NAME

The name of the Corporation is AMFM OPERATING INC. (the “Corporation”).”

5. The executed Agreement is on file at the principal place of business of CCI, 600 Congress Avenue, Suite 1400, Austin, Texas 78701.

6. That a copy of the Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any Constituent Corporation.

IN WITNESS WHEREOF, CCI has caused this Certificate to be signed by its authorized officer on this 19th day of November, 1999.

CAPSTAR COMMUNICATIONS, INC.

By:	/s/ Kathy Archer
Kathy Archer
Senior Vice President

S-1

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

AMFM OPERATING INC.

AMFM Operating, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: That the Board of Directors of the Corporation has duly adopted a resolution setting forth the following proposed amendment to the Amended and Restated Certificate of Incorporation (the “Amendment”, declaring the Amendment to be advisable and providing for the Amendment to be submitted to a vote of the stockholders of the Corporation. The resolution setting forth the Amendment is set forth below:

RESOLVED: That Article Four of the Amended and Restated Certificate of Incorporation of the Corporation, be amended to read in its entirety as follows:

ARTICLE IV

AUTHORIZED SHARES

The total number of shares of stock which the Corporation shall have authority to issue is 1,040 shares of Common Stock, par value $0.01 per share.

Upon the filing of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, each share of Class A Common Stock of the Corporation (the “Old Shares”) issued and outstanding immediately prior to such filing shall, without any action on the part of the holder thereof, be converted and reclassified into, and immediately represent 0.1 validly issued, fully paid, and nonassessable share of Common Stock. Each certificate representing Old Shares shall thereafter represent that number of Common Stock determined by the previous sentences.

SECOND: That pursuant to such resolution of the Board of Directors, such resolution was submitted to a vote of the stockholders of the Corporation in accordance with the General Corporation Law of Delaware and the necessary number of shares as required by statute voted in favor of the Amendment.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

FOURTH: That this Certificate of Amendment of the Amended and Restated Certificate of Incorporation shall be effective immediately.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Mark P. Mays, its President, this 26th day of December 2002.

AMFM OPERATING INC.

By:	/s/ Mark P. Mays
Mark P. Mays, President

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

OF

AMFM OPERATING INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is AMFM OPERATING INC.

2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes herein before set forth by resolution of its Board of Directors.

Signed on March 10, 2004.

/s/ Kenneth E. Wyker
Name:	Kenneth E. Wyker
Title:	Senior Vice President

DE BC D-:COA CERTIFICATE OF CHANGE 09/00 (#163)